Exhibit  24.1

                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints John G. Perry, singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of World Wide Video, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John G. Perry                                   October 1,  2002
------------------------------------------          ----------------
John G. Perry                                       Date
Chief Executive Officer, Principal
Accounting Officer and Director



/s/ Frank Mass                                  October 1, 2002
------------------------------------------      -----------------
Frank Maas                                      Date
Chairman of the Board, Vice President
of Engineering and Director

Exhibit 5.1
Exhibit 23.2

Opinion of Michael Littman, Esq.

October 1, 2002



World Wide Video, Inc.
102A North Main Street
Culpeper, Virginia  22701

RE:     Registration Statement on Form S-8


Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of options granted under the World Wide Video 2003B Stock Option Plan (the "Plan") referred to therein. As your counsel in connection with this transaction, I have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

     It is my opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

     I further consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                        Very truly yours,

                                        /s/ Michael Littman
                                        ----------------------------
                                        Michael Littman, Esq.

Exhibit  23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 2002, on our audit of the financial statements of World Wide Video, Inc. as of September 30, 2001, which report is included in the Annual Report on Form 10-KSB for the year ended September 30, 2001.

SIGNED

/s/ Thompson, Greenspon & Company, P.C.

                                                            October 1, 2002



VIA EDGAR

Securities and Exchange Commission 450 5th Street N.W.
Washington, D.C.  20549

Re:     World Wide Video, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of World Wide Video, Inc. (the "Registrant"), I hereby attach (via EDGAR) for filing under the Securities Act of 1933, as amended (the "Act"), the above-described Registration Statement. The filing fee in the amount of $100.00 has been paid.

     The Registrant understands that, pursuant to Rule 456 under the Act, the Registration Statement will become effective automatically upon filing.

     Should you have any questions with regard to the above, please call the undersigned at (540) 727-7551.

                                        Sincerely,

                                        /s/ John G. Perry
                                        ---------------------------
                                        John G. Perry
                                        President